V E R I S    R E S I D  E  N  T  I  A  L,    I N C.
NEWS RELEASE
For Immediate Release
Veris Residential, Inc.
Reports First Quarter 2023 Results
Jersey City, New Jersey – (April 26, 2023) – Veris Residential, Inc. (NYSE: VRE) (the “Company”) today reported results for the first quarter 2023.
OPERATIONAL HIGHLIGHTS
–Net loss available to common shareholders was $0.27 per share for the first quarter 2023.
–Core Funds from Operations (“Core FFO”) per share of $0.15 for the first quarter 2023.
–Our 7,681-unit multifamily portfolio and Same Store 6,691-unit multifamily portfolio were 95.9% and 96.0% occupied, respectively, as of March 31, 2023.
–First quarter 2023 multifamily Same Store Net Operating Income ("NOI") increased by 15.8%, compared to the same period last year, due to increased in-place rents across the portfolio and stable controllable expenses, partially offset by higher non-controllable expenses.
–Same Store multifamily Blended Net Rental Growth Rate of 10.7% for the quarter.
–Subsequent to quarter end, Harborside 1, 2, & 3 sold for an aggregate price of $420 million, releasing approximately $360 million of net proceeds.
–On April 5, the Company exercised its right to call Rockpoint Group, L.L.C.`s interest in Veris Residential Trust. On April 6, Rockpoint exercised its right to defer this purchase for one year.

–Net-debt-to-EBITDA reduced to 10.3x in the first quarter, down from 18.8x in the first quarter of 2022.

Mahbod Nia, Chief Executive Officer, commented: “The closing of the Harborside 1, 2, & 3 transaction, despite extremely challenging market conditions, concludes over $2 billion of non-strategic asset sales during the past two years and is a testament to the strength and unwavering commitment of the Veris Residential team. We will continue to work closely with the Board during this final stage of our transformation as we seek to maximize and unlock the intrinsic value of the Company for the benefit of our shareholders.”

FINANCIAL HIGHLIGHTS
Net loss available to common shareholders for the quarter ended March 31, 2023 was $0.27 per share, compared to a loss of $0.13 per share, for the quarter ended March 31, 2022.

For the first quarter 2023, Core FFO was $14.9 million, or $0.15 per share, compared to $5.9 million, or $0.06 per share, for the quarter ended March 31, 2022.

4Q22 Core FFO per Share	$0.05
Residential Operating Business Change in NOI	$0.02
Waterfront Office - Includes Normalization of Q4 Real Estate Tax Catch-up	$0.05
Hotels - Seasonal Reduction in NOI	($0.03)
Interest Expense / Other	$0.04
G & A / RE Services Expenses	$0.02
1Q23 Core FFO per Share	$0.15

For more information and a reconciliation of FFO, Core FFO, Adjusted EBITDA and NOI to net income (loss) attributable to common shareholders, please refer to the following pages and the Company’s Supplemental Operating and Financial Data package for the first quarter of 2023. Please note that all presented per share amounts are on a diluted basis.

MULTIFAMILY PORTFOLIO HIGHLIGHTS
As of March 31, the Company’s operating multifamily portfolio is comprised of 7,681-units, including Haus25 and the Same Store portfolio comprised 6,691-units.

	March 31, 2023	December 31, 2022
Operating Units	7,681	6,931
% Physical Occupancy	95.9%	95.3%
Same Store Units	6,691	5,825
Same Store Occupancy	96.0%	95.6%
Same Store Blended Rental Growth Rate	10.7%	11.7%
Average Rent per Home	$3,621	$3,482
Lease-Up Units	—	750

Haus25, a 750-unit property located at 25 Christopher Columbus in Jersey City, NJ, achieved stable occupancy in early February, significantly ahead of schedule and underwritten rents. The property contributed $5.3 million to NOI during the first quarter 2023.
First quarter Same Store NOI for the operating multifamily portfolio increased year-over-year by 15.8%, due to increased in-place rents across the portfolio and stable controllable expenses, partially offset by a higher non-controllable expenses. Same Store NOI quarter-over-quarter increased by 8.0%, as a result of increased in-place rents across the portfolio and a real estate tax true up recorded in the fourth quarter.

TRANSACTION ACTIVITY

The Company closed on $525 million of non-strategic sales in 2023 so far:
•In February, the Company closed on the sale of its Port Imperial Hotels for $97 million, fully exiting the hotel segment.
•In March, the Company closed on a land parcel located at 101 Columbia Road for approximately $8 million.
•In April, the Company closed the sale of Harborside 1, 2, & 3 for an aggregate price of $420 million, releasing approximately $360 million of net proceeds.

With the Harborside 1, 2, & 3 transaction complete, Veris Residential's multifamily assets account for approximately 99% of the Company's NOI (pro-forma for the burn off of concessions in Haus25), up from 39% as of the end of the first quarter of 2021.

BALANCE SHEET/CAPITAL MARKETS
As of March 31, 2023, the Company had a debt-to-undepreciated assets ratio of 42.9% and Net-debt-to-EBITDA of 10.3x.

As of April 21, 2023, total liquidity was $393 million, comprised entirely of unrestricted cash. Simultaneous with the closing of the sale of Harborside 1, 2, & 3, the Company terminated its existing revolving credit facilities.

•In January, the Company purchased a 9-month SOFR cap for the 145 Front Street loan of $63 million at a strike rate of 4%.
•As of March 31, 97% of the Company`s total debt portfolio (consolidated and unconsolidated) is hedged or fixed. The Company`s total debt portfolio has a weighted average rate of 4.4% and weighted average maturity of 3.8 years.

In connection with the closing of Harborside 1, 2, & 3, the Company exercised its right to purchase and redeem the preferred units and certain other ownership interests ("Put/Call Interests") from Rockpoint Group, L.L.C. ("Rockpoint") and its affiliates in Veris Residential Trust. On April 6, 2023, Rockpoint exercised its right to defer the closing of the Company`s purchase and redemption of the Put/Call Interests for one year until May 2024.

OPERATIONAL GUIDANCE

The Company expects growth projection ranges for 2023 shown below (compared to the full year 2022 Same Store NOI).

Operational Guidance	Low		High
Same Store Revenue Growth	4%	-	6%
Same Store Expense Growth	4%	-	6%
Same Store NOI Growth	4%	-	6%

DIVIDEND POLICY

The Company anticipates its regular quarterly common dividend to remain suspended while it seeks to conclude the final stage of its transition into a pure-play multifamily REIT.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION
An earnings conference call with management is scheduled for April 27, 2023 at 9:00 a.m. Eastern Time, and will be broadcast live via the Internet at: http://investors.verisresidential.com/corporate-overview.

The live conference call is also accessible by dialing (833) 816-1367 (domestic) or (412) 317-0462 (international) and requesting the Veris Residential first quarter 2023 earnings conference call.

The conference call will be rebroadcast on Veris Residential, Inc.’s website at:
http://investors.verisresidential.com/corporate-overview beginning at 9:00 a.m. Eastern Time on April 27, 2023.

A replay of the call will also be accessible April 27, 2023 through May 27, 2023 by calling (844) 512-2921 (domestic) or (412) 317-6671 (international) and using the passcode, 10176298.
Copies of Veris Residential, Inc.’s first quarter 2023 Form 10-Q and first quarter 2023 Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website, as follows:

First Quarter 2023 Form 10-Q:
http://investors.verisresidential.com/sec-filings
First Quarter 2023 Supplemental Operating and Financial Data:
http://investors.verisresidential.com/quarterly-supplementals
In addition, once filed, these items will be available upon request from:
Veris Residential, Inc. Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

NON-GAAP FINANCIAL MEASURES
Included in this press release are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure,” measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be a useful measure of its performance which is further defined below.
For reconciliation of FFO and Core FFO to Net Income (Loss), please refer to the following pages. For reconciliation of NOI, and Adjusted EBITDA to Net Income (Loss), please refer to the Company’s disclosure in the Quarterly Financial and Operating Data package for the first quarter 2023.
FFO
FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.
FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“Nareit”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
Core FFO
Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.
NOI and Same Store NOI
NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.
Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.
Blended Net Rental Growth Rate
Weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease compared to the rent for the prior lease of the identical apartment unit.

ABOUT THE COMPANY
Veris Residential, Inc. is a forward-thinking, environmentally- and socially-conscious real estate investment trust (REIT) that primarily owns, operates, acquires, and develops holistically-inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today's residents while seeking to positively impact the communities it serves and the planet at large. The company is guided by an experienced management team and Board of Directors and is underpinned by leading corporate governance principles, a best-in-class and sustainable approach to operations, and an inclusive culture based on equality and meritocratic empowerment.
For additional information on Veris Residential, Inc. and our properties available for lease, please visit http:// www.verisresidential.com/.
The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.
We consider portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Investors
Anna Malhari
Chief Operating Officer
investors@verisresidential.com
Media
Amanda Shpiner/Grace Cartwright
Gasthalter & Co.
212-257-4170
veris-residential@gasthalter.com

Veris Residential, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	Three Months Ended March 31
REVENUES	2023	2022
Revenue from leases	$59,678	$40,508
Real estate services	911	910
Parking income	4,459	3,682
Other income	1,877	1,069
Total revenues	66,925	46,169

EXPENSES
Real estate taxes	11,142	7,837
Utilities	2,689	2,409
Operating services	11,970	8,480
Real estate services expenses	1,943	2,363
General and administrative	10,286	19,451
Transaction related costs	1,027	—
Depreciation and amortization	23,876	18,838
Land and other impairments, net	3,396	2,932
Total expenses	66,329	62,310

OTHER (EXPENSE) INCOME
Interest expense	(22,014)	(11,606)
Interest and other investment income (loss)	116	158
Equity in earnings (loss) of unconsolidated joint ventures	(68)	(487)
Gain on disposition of developable land	(22)	2,623
Other income, net	1,998	—
Total other income (expense), net	(19,990)	(9,312)
(Loss) from continuing operations	(19,394)	(25,453)
Discontinued operations:
Income from discontinued operations	2,384	19,090
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	780	1,836
Total discontinued operations, net	3,164	20,926
Net loss	(16,230)	(4,527)
Noncontrolling interests in consolidated joint ventures	587	974
Noncontrolling interests in Operating Partnership of income from continuing operations	2,329	2,779
Noncontrolling interests in Operating Partnership in discontinued operations	(293)	(1,881)
Redeemable noncontrolling interests	(6,366)	(6,437)
Net loss available to common shareholders	$(19,973)	$(9,092)

Basic earnings per common share:
Loss from continuing operations	$(0.30)	$(0.34)
Discontinued operations	0.03	0.21
Net loss available to common shareholders	$(0.27)	$(0.13)

Diluted earnings per common share:
Loss from continuing operations	$(0.30)	$(0.34)
Discontinued operations	0.03	0.21
Net loss available to common shareholders	$(0.27)	$(0.13)

Basic weighted average shares outstanding	91,226	90,951

Diluted weighted average shares outstanding	100,526	99,934

Veris Residential, Inc.
Statements of Funds from Operations and Core FFO
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended March 31
	2023	2022
Net loss available to common shareholders	$(19,973)	$(9,092)
Add (deduct): Noncontrolling interests in Operating Partnership	(2,329)	(2,779)
Noncontrolling interests in discontinued operations	293	1,881
Real estate-related depreciation and amortization on continuing operations (a)	26,217	18,663
Real estate-related depreciation and amortization on discontinued operations	4,727	7,525
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	(780)	(1,836)
Funds from operations (b)	$8,155	$14,362

Add (Deduct):
Loss from early extinguishment of debt, net	12	6,289
Land and other impairments	3,396	2,932
Loss/(gain) on disposition of developable land	22	(2,623)
Rebranding and Severance/Compensation related costs	1,148	7,642
Lease breakage fee, net	—	(22,664)
Interest derivative	1,133	—
Dead deal and transaction- related costs	1,027	—
Core FFO	$14,893	$5,938

Diluted weighted average shares/units outstanding (c)	100,525,777	99,934,499

Funds from operations per share/unit-diluted	$0.08	$0.14

Core funds from operations per share/unit-diluted	$0.15	$0.06

Dividends declared per common share	$—	$—

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$(2,092)	$(3,249)
Tenant improvements & leasing commissions (d)	(352)	(5,971)
Tenant improvements & leasing commissions on space vacant for more than a year	(736)	(6,292)
Straight-line rent adjustments (e)	(1,253)	4,646
Amortization of (above)/below market lease intangibles, net	(30)	(110)
Amortization of stock compensation	2,877	2,619
Amortization of lease inducements	15	38
Non real estate depreciation and amortization	384	325
Amortization of deferred financing costs	1,211	1,177

(a)
Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $2,575 and $2,671 for the three months ended March 31, 2023 and 2022, respectively. Excludes non-real estate-related depreciation and amortization of $384 and $325 for the three months ended March 31, 2023 and 2022, respectively.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 9,146 and 8,665 shares for the three months ended March 31, 2023 and 2022, respectively, plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)
Includes free rent of $3,225 and $2,201 for the three months ended March 31, 2023 and 2022, respectively. Also includes the Company's share from unconsolidated joint ventures of $27 and $(305) for the three months ended March 31, 2023 and 2022, respectively.

Veris Residential, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

ASSETS	March 31, 2023	December 31, 2022
Rental property
Land and leasehold interests	$482,254	$492,204
Buildings and improvements	2,906,269	3,332,315
Tenant improvements	42,089	122,509
Furniture, fixtures and equipment	99,342	99,094
	3,529,954	4,046,122
Less – accumulated depreciation and amortization	(442,047)	(631,910)
	3,087,907	3,414,212
Real estate held for sale, net	397,499	193,933
Net investment in rental property	3,485,406	3,608,145
Cash and cash equivalents	37,487	26,782
Restricted cash	19,642	20,867
Investments in unconsolidated joint ventures	124,218	126,158
Unbilled rents receivable, net	40,960	39,734
Deferred charges and other assets, net	88,392	96,162
Accounts receivable	4,551	2,920
Total Assets	$3,800,656	$3,920,768

LIABILITIES & EQUITY
Mortgages, loans payable and other obligations, net	$1,820,498	$1,903,977
Dividends and distributions payable	110	110
Accounts payable, accrued expenses and other liabilities	55,990	72,041
Rents received in advance and security deposits	22,795	22,941
Accrued interest payable	7,086	7,131
Total Liabilities	1,906,479	2,006,200

Commitments and contingencies	—	—

Redeemable noncontrolling interests	520,208	515,231

Equity:
Veris Residential, Inc. stockholders’ equity:
Common stock, par value, shares authorized, and shares outstanding	915	911
Additional paid-in capital	2,533,854	2,532,182
Dividends in excess of net earnings	(1,321,358)	(1,301,385)
Accumulated other comprehensive income	3,119	3,977
Total Veris Residential, Inc. Stockholders’ Equity	1,216,530	1,235,685

Noncontrolling interests in subsidiaries:
Operating Partnership	121,045	126,109
Consolidated joint ventures	36,394	37,543
Total Noncontrolling Interests in Subsidiaries	157,439	163,652
Total Equity	1,373,969	1,399,337
Total Liabilities and Equity	$3,800,656	$3,920,768